PRUDENTIAL EUROPE GROWTH FUND, INC.
                GATEWAY CENTER THREE, 9th Floor
                       100 MULBERY STREET
                  NEWARK, NEW JERSEY 07102-4077





                                   June 26, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Prudential Europe Growth Fund, Inc.
          File No. 811-7167


Ladies and Gentlemen:

     Enclosed  please  find the Annual  Report  on
Form N-SAR for the above referenced Fund, for  the
twelve-month  period ended April  30,  1998.   The
enclosed is being filed electronically via the EDGAR System.



                                   Yours truly,



                    /s/ Robert C. Rosselot
                                   Robert       C.
Rosselot
                                   Assistant
Secretary

Enclosure






T:\MOSTERBE\N-SARS\egf\498.ANNUAL.doc


     This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 26th day of June, 1998.



              Prudential Europe Growth Fund, Inc.



Witness:      /s/     Robert      C.      Rosselot
By: /s/ Grace C. Torres
                Robert         C.         Rosselot
Grace C. Torres
                    Assistant            Secretary
Treasurer